UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 25, 2011, the Company entered into an Amendment No. 1 to Amended and Restated Loan and Security Agreement (the “Amendment”) with The Bank of America, N.A.(the “Bank”). The Amendment amends certain provisions of the Amended and Restated Loan and Security Agreement by and between the Company and the Bank, dated as of August 2, 2010 (the “Loan Agreement”), consisting of (1) a $14,000,000 revolving credit facility that matures on July 31, 2012 (the “Line of Credit”) and (2) a term loan in the amount of $4,000,000 that matures on August 1, 2017.

The Amendment, among other things, (i) increased the amount available under the Line of Credit to $15,000,000, (ii) extended the maturity of the Line of Credit until July 31, 2014, and (iii) changed the maximum permitted debt to worth ratio from 1.10 to 1.00 to 1.25 to 1.00.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Amendment.

The Amendment has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2011, the Company entered into certain Extension Agreements to amend the Change of Control Employment Agreement between the Company and its President and Chief Executive Officer and the Change of Control Employment Agreements between the Company and its other senior executives, including its Chief Financial Officer, to extend the term of such agreements from November 11, 2011 to November 11, 2014.

Copies of the Extension Agreements entered into by the Company with respect to the Change of Control Employment Agreements of the Company’s President and Chief Executive Officer and each of the other senior executives are included in this filing as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9 and are incorporated herein by reference. This summary of the Extension Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Extension Agreements.

5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors had previously approved an amendment to Section 5.02 of the Company’s bylaws to reduce the size of the Board of Directors from ten members to eight members, which became effective upon the retirements of Messrs. Caldwell and Keehn on August 24, 2011. A copy of the Company’s Bylaws, as amended, is filed as Exhibit 3 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 24, 2011, the Company held its 2011 Annual Meeting of Stockholders. At that meeting, the Company’s shareholders voted on the matter set forth below.

1.     Each of the nominees named below was re-elected as a Class I director for a three year term as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
David S. Rhind	1,696,546	19,355	862,913
John D. Russell	1,699,746	16,155	862,913

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3	Bylaws of the Company, as amended August 24, 2011.

10.1	Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated August 25, 2011.

10.2	Extension Agreement, dated August 24, 2011, with respect to the Change of Control Employment Agreement of William A. Shumaker.

10.3	Extension Agreement, dated August 24, 2011, with respect to the Change of Control Employment Agreement of D. Michael Parker.

10.4	Extension Agreement, dated August 24, 2011, with respect to the Change of Control Employment Agreement of Kurt P. Rindoks.

10.5	Extension Agreement, dated August 24, 2011, with respect to the Change of Control Employment Agreement of David M. Rausch.

10.6	Extension Agreement, dated August 24, 2011, with respect to the Change of Control Employment Agreement of Dana L. Dahlgren.

10.7	Extension Agreement, dated August 24, 2011, with respect to the Change of Control Employment Agreement of K. Bain Black.

10.8	Extension Agreement, dated August 24, 2011, with respect to the Change of Control Employment Agreement of Keith D. Smith.

10.9	Extension Agreement, dated August 24, 2011, with respect to the Change of Control Employment Agreement of Elizabeth D. Phillips.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2011

Kewaunee Scientific Corporation

By:	/s/ D. Michael Parker
D. Michael Parker Senior Vice President, Finance and Chief Financial Officer